                              MEDIX.resources, inc.
                        ................................
                       Connecting the world of healthcare

News Release

CONTACT: Gary Smith
(212) 697-2509
(212) 681-9817 (fax)

    MEDIX RESOURCES ANNOUNCES $10 MILLION EQUITY FINANCING BY INVESTMENT FUND

   e-Health Connectivity Technology Company Signs $10 Million Equity Line with
   Cornell Capital Partners, L.P., to Finance Company's Working Capital Needs
                                     ------

      NEW YORK, June 18, 2001 - Medix Resources,  Inc. (AMEX:  MXR) today announced the private  placement  of a $10 million  equity  financing  with  Cornell  Capital
Partners,  L.P.,  a New York based  institutional  investment  fund which  provides finance to  companies  in  emerging  growth  markets.  Connecticut  based  Dutchess
Private  Equities  Fund, L.P will also  participate  in the financing,  which takes the form of an equity line of credit  under  which  Medix may, at its option,  draw up to  $10,000,000  over the next two years.  The maximum  amount of each draw will be governed  by a formula  based on the  trading  volume and price of Medix  shares over a period  preceding  the draw.  The number of shares issued to the investor at each draw will be  determined  by the  volume-weighted  share  price of  trading in
Medix  shares  preceding  the draw.  Both the  amount of each draw and the  related shares  issued  will  reflect a 9%  discount  to market  price.  A draw will not be permitted if the current  market price of Medix shares is below a trailing  average
of  the  volume-weighted   share  price.  Draws  will  also  be  subject  to  other
conditions,  including  Draws  under  the  equity  line  are  also  subject  to  an effective  SEC  registration  statement  which will  permit the  investor to freely trade the common  stock issued  under the  financing.  Medix has filed the required registration statement.

      Medix CEO John  Prufeta  commented,  "We are  delighted  by the  enthusiastic support of our  company  from  Cornell and  Dutchess.  This  financing  strengthens
Medix  significantly  as it will  provide  us with the  resources  to  continue  to execute our  business  plan and fulfill our  deployment  expectations.  In addition to this equity line, we intend to finance our future  growth with a $15-20  million private  placement  with long-term  strategic and  institutional  investors,  to be issued  later in the year."  Medix CFO Gary Smith  added,  "We are  pleased to have reached  agreement  with Cornell on terms  beneficial to both parties.  This equity line  provides  us the  necessary  flexibility  to control the timing and amount of access to  working  capital,  at terms  which  allow us to  effectively  manage the potential dilutive effects characteristic of many forms of equity finance."

      "Medix is an outstanding  investment  opportunity  for us," said Bob Farrell,
Senior  Partner at  Cornell  Capital.  "In our view,  the  healthcare  connectivity sector  shows  enormous  potential,  and Medix is well  positioned  as a technology leader  within this sector.  We are eager to assist Medix in meeting its  immediate financing needs and we look forward to a long-term relationship with the Company."

About Medix Resources, Inc.

      Medix  Resources,  Inc.,  through its wholly  owned  subsidiary  Cymedix Lynx
Corporation,  is the developer and provider of the Cymedix(R)suite of fully secure,
 Internet based transaction  software products,  that enable  communication of high value added  healthcare  information  among physician  offices,  hospitals,  health management  organizations  and insurance  companies.  Additional  information about
Medix  Resources  and its  products  and  services can be found by visiting its Web sites, www.medixresources.com and www.cymedix.com, or by calling (800) 326-8773.

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Information  in  this  press  release  contains  forward-looking   statements  that
involve  risks  and  uncertainties   that  might  adversely  affect  the  Company's
operating   results  in  the  future  to  a   material   degree.   Such  risks  and
uncertainties  include,  without  limitation,  the  ability of the Company to raise capital to finance the  development  of its software  products,  the  effectiveness and the  marketability  of those  products,  the  ability of the Company to protect its  proprietary  information,  and the  establishment  of an  efficient  corporate
operating   structure   as  the   Company   grows.   These  and  other   risks  and
uncertainties  are presented in detail in the Company's  Form 10-KSB for 2000,  and its Form 10-Q for the first quarter of 2001,  which were filed with the  Securities and Exchange  Commission on March 21, 2001,  and May 14, 2001,  respectively.  This information is available from the SEC or the Company.